Piper & Marbury
                                  LLP

                           CHARLES CENTER SOUTH                  WASHINGTON
                         36 SOUTH CHARLES STREET                  NEW YORK
                      BALTIMORE, MARYLAND 21201-3018            PHILADELPHIA
                              410-539-2530                         EASTON
                           FAX: 410-539-0480                       LONDON


                             June 3, 1996


Highwoods Properties, Inc.
3100 Smoketree Court
Suite 600
Raleigh, North Carolina 27604

Ladies and Gentlemen:

   We have acted as counsel to Highwoods Propeties, Inc., a Maryland corporation (the "Company"), in connection with the preparation of Amendment No. 1 to a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $650,000,000 aggregate public offering price of (i) shares of common stock of the Company, $.01 par value per share (the "Common Stock"); (ii) shares of preferred stock, $.01 par value per share (the "Common Stock"); (ii) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary
Shares") evidenced by depositary receipts (the "Receipts");
and (iii) guarantees of the Company (the "Guarantees") of non-convertible debt securities of Highwoods/Forsyth Limited Partnership which may be issued pursuant to Guarantee Agreements (the "Guarantee Agreements") to be executed by the Company.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                                                              PIPER & MARBURY
                                                                   L.L.P.


Highwoods Properties, Inc.
June 5, 1996
Page 2


   On the basis of the foregoing we are of the opinion that:

   1. The Company has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Maryland.

   2. When (i) the shares of Common Stock have been duly and properly authorized for issuance; and (ii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon the exchange of any shares of Preferred Stock that are exchangeable into Common Stock), will be validly issued, fully paid and nonassessable.

   3. When (i) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; and (ii) such shares of Preferred Stock have been duly authorized, issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

   4. When (i) the Deposit Agreement relating to the Depositary Shares has been duly executed and delivered; (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary
Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; (iv) such shares of Preferred Stock have been duly authorized, issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (v) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

   The foregoing opinions are limited to the laws of the State of Maryland.


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                                                            PIPER & MARBURY
                                                                 L.L.P

Highwoods Properties, Inc.
April 19, 1996
Page 3



  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters."



                                      Very truly yours,

                                      (Signature of Piper & Marbury L.L.P.)